CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No 333-81917 and No 333-123416 on Form S-8 of our report dated June 27, 2012 with respect to the financial statements and schedule of Smithfield Foods, Inc. Bargaining 401(k) Plan included in this Annual Report on Form 11-K for the year ended December 31, 2011.

/s/ Dixon Hughes Goodman LLP
Newport News, Virginia
June 27, 2012